UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2006

TUMBLEWEED COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-26223	94-3336053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 216-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On October 3, 2006, Tumbleweed Communications Corp. ("Tumbleweed" or the "Company") announced the appointment of Taher Elgamal as Tumbleweed's Chief Technology Officer. In connection with the appointment, the Company and Mr. Elgamal executed an offer letter dated October 1, 2006.

According to the terms of the offer letter, Mr. Elgamal is entitled to a base salary of $300,000 per year on an annualized basis and a quarterly performance bonus with an annual target amount of $150,000 based on performance milestones. Additionally, Mr. Elgamal will be granted stock options to purchase 750,000 shares of Tumbleweed common stock subject to monthly vesting over a four-year period.

The offer letter confirms his "at-will" employment and provides that if Mr. Elgamal is terminated for any reason other than "cause" (as defined therein), death or "disability" (as defined therein), or if Mr. Elgamal terminates his employment following a "constructive termination" (as defined therein), then, subject to a release of claims by Mr. Elgamal in a form reasonably satisfactory to Tumbleweed, he will be entitled to: (i) continuation of his then-current base salary for nine months; (ii) continued vesting of his then-outstanding stock options for nine months; and (iii) continuation of his health benefits for a period of nine months, or, at the option of Tumbleweed, reimbursement of his COBRA premiums for a period of nine months (together, the "Severance Benefits"). Further, if a "change of ownership control" (as defined therein) occurs during Mr. Elgamal's tenure as Chief Technology Officer, and within six months thereafter either Mr. Elgamal's employment is terminated other than for "cause" or he is subject to a "constructive termination" (as defined therein), then, in addition to the Severance Benefits and subject to a release of claims by Mr. Elgamal in a form reasonably satisfactory to Tumbleweed, 100% of Mr. Elgamal's then-outstanding stock options will accelerate and vest immediately. Mr. Elgamal is also eligible to participate in Tumbleweed's standard benefits program including medical, dental and vision insurance, life and disability insurance, and participation in a 401(k) plan.

The foregoing is a summary description of terms of the offer letter and is qualified entirely by the text of the offer letter attached as Exhibit 10.1 hereto. A press release announcing Mr. Elgamal's appointment is attached as Exhibit 99.1 hereto.

Item 1.02          Termination of a Material Definitive Agreement.

Pursuant to the terms of the offer letter described under Item 1.01 of this Current Report on Form 8-K, the Company and Mr. Elgamal terminated the consulting agreement between the Company and Mr. Elgamal dated June 30, 2006.

Item 9.01          Financial Statements and Exhibits.

(c)          Exhibits.

10.1	Offer Letter dated October 1, 2006, by and between Tumbleweed Communications Corp. and Taher Elgamal

99.1	Press Release entitled "Taher Elgamal Joins as Chief Technology Officer" dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMBLEWEED COMMUNICATIONS CORP.

By: /s/ James J. MacDonald
Name: James J. MacDonald
Title: Assistant Secretary

Date: October 3, 2006

EXHIBIT LIST

Exhibit Number	Exhibit Title or Description
10.1	Offer Letter dated October 1, 2006, by and between Tumbleweed Communications Corp. and Taher Elgamal

99.1	Press Release entitled "Taher Elgamal Joins as Chief Technology Officer" dated October 3, 2006

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